UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 14, 2016

VALHI, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  (972) 233-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on November 18, 2015, Andrews County Holdings, Inc. ("ACH"), a subsidiary of the registrant, entered into a Purchase Agreement (as previously amended and as previously reported, the "Purchase Agreement") with Rockwell Holdco, Inc. ("Rockwell"), for the sale of Waste Control Specialists LLC ("WCS"), a subsidiary of ACH, to Rockwell.  Rockwell is the parent company of EnergySolutions, Inc., and Rockwell is owned by Energy Capital Partners, a private equity firm focused on investing in North America's energy infrastructure.     In anticipation of the Antitrust Action (as hereinafter defined) described in Item 8.01 below, effective November 14, 2016, ACH and Rockwell entered into a Fourth Amendment to the Purchase Agreement (the "Fourth Amendment").  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement, as amended through the Fourth Amendment.  Pursuant to the Fourth Amendment, among other things:
•	the deadline for the closing of the transactions contemplated by the Purchase Agreement has been extended to July 31, 2017;
•
Rockwell has agreed to affirmatively contest and resist any Action initiated by the Federal Trade Commission or the Antitrust Division of the Department of Justice on behalf of the United States (the "DOJ") challenging under Antitrust Laws the transactions contemplated by the Purchase Agreement ("Antitrust Action");

•
if judgment in any Antitrust Action is entered in favor of the United States by a federal district court, or by a federal court of appeals in the event the federal district court rules against issuance of the United States' requested preliminary injunction, then (i) either Party shall be entitled to immediately terminate the Purchase Agreement under specified terms and conditions, and (ii) the registrant agreed to reimburse Rockwell for 50% of third-party fees and expenses incurred by Rockwell from and after November 14, 2016 relating to the defense of any Antitrust Action which may be initiated (including any appeal), subject to a specified maximum reimbursement of $6.0 million plus 50% of such fees and expenses associated with any such appeal in excess of such $6.0 million cap;

•
in the event an Antitrust Action is not initiated, or in the event an Antitrust Action is initiated but is subsequently settled, dismissed or otherwise resolved in accordance with the terms of the Purchase Agreement and in a manner that permits the transactions contemplated by the Purchase Agreement to proceed to a Closing, the parties shall continue to honor their obligations under the Purchase Agreement in order to effect a Closing as promptly as practical after notification by the government that no such Antitrust Action will be initiated (or as promptly as practical after any such settlement, dismissal or resolution);

•
in the event any Antitrust Action is initiated, then the Aggregate Consideration shall consist solely of the Base Cash Purchase Price and the Series A Shares shall not be included as part of the Aggregate Consideration;

•
the Parties agreed to execute a general mutual release containing specified terms and conditions, ACH waived, and agreed it would not assert, raise or make, any claim under the Purchase Agreement or otherwise based upon Rockwell's defense of any Antitrust Action, and the Parties waived, and agreed they would not assert, raise or make, any claim previously asserted, or which could have been asserted, in the Lawsuit or the Arbitration described in the Venue Agreement; and

•
Rockwell agreed to deposit $10 million cash within 5 Business Days after November 14, 2016 in an escrow account (the "Escrow Account") with an escrow agent reasonably acceptable to the parties.  In the event a Closing occurs under the Purchase Agreement, the Escrow Amount will be released to Rockwell.  In the event of a permitted termination of the Purchase Agreement (including pursuant to the terms of the Fourth Amendment), the Escrow Amount shall be released to WCS (and receipt of such Escrow Amount following such permitted termination of the Purchase Agreement would replace, and Rockwell would not be obligated to pay to ACH, the $35 million Termination Fee provided for in the Purchase Agreement), the Parties will execute a general mutual release containing specified terms and conditions, and ACH and its Affiliates agreed not to make any Claim for, any matter under, related to or arising out of, the Purchase Agreement and related agreements or the transactions contemplated thereby.  Rockwell continues to be obligated to pay to ACH the $35 million Termination Fee provided for in the Purchase Agreement only in the event that all conditions to Close under the Purchase Agreement have been satisfied (including receipt of U.S. anti-trust approval), but such Closing does not occur due to a breach by Rockwell of its obligations under the Purchase Agreement.

All other terms and conditions of the Purchase Agreement remain unchanged.  A copy of the Fourth Amendment is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment.

Item 8.01. Other Events.

On November 16, 2016, the DOJ filed an Antitrust Action in the U.S. federal district court for the District of Delaware styled United States of America vs. Energy Solutions, Inc., et al (Case No. 1:16-cv-01056-UNA) seeking an injunction to enjoin completion of the transactions contemplated by the Purchase Agreement.  Pursuant to the Fourth Amendment, Rockwell and its affiliates are required, with the cooperation and assistance of ACH and its affiliates, to vigorously contest and resist such Antitrust Action. There can be no assurance that the Parties will be successful in contesting and resisting such Antitrust Action, that receipt of U.S. anti-trust approval will be obtained or that any sale of WCS will be completed.

Forward-Looking Statements
The statements in this Current Report relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information.  Although the registrant believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those predicted.  While it is not possible to identify all factors, the registrant continues to face many risks and uncertainties.  Among the factors that could cause our actual future results to differ materially include, but are not limited to, the following:
•	Future supply and demand for our products;
•	The extent of the dependence of certain of our businesses on certain market sectors;
•	The cyclicality of certain of our businesses (such as Kronos' titanium dioxide pigment ("TiO2") operations);
•	Customer and producer inventory levels;

•	Unexpected or earlier-than-expected industry capacity expansion (such as the TiO2 industry);
•
Changes in raw material and other operating costs (such as energy, ore, zinc, brass and steel costs) and our ability to pass those costs on to our customers or offset them with reductions in other operating costs;

•	Changes in the availability of raw materials (such as ore);
•
General global economic and political conditions (such as changes in the level of gross domestic product in various regions of the world and the impact of such changes on demand for, among other things, TiO2 and component products);

•	Competitive products and prices and substitute products, including increased competition from low-cost manufacturing sources (such as China);
•	Possible disruption of our business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	Customer and competitor strategies;
•	Potential difficulties in integrating future acquisitions;
•	Potential difficulties in upgrading or implementing new manufacturing and accounting software systems;
•	Potential consolidation of our competitors;
•	Potential consolidation of our customers;
•	The impact of pricing and production decisions;
•	Competitive technology positions;
•	The introduction of trade barriers;
•	The ability of our subsidiaries to pay us dividends;
•	The impact of current or future government regulations (including employee healthcare benefit related regulations);
•	Uncertainties associated with new product development and the development of new product features;
•
Fluctuations in currency exchange rates (such as changes in the exchange rate between the U.S. dollar and each of the euro, the Norwegian krone, and the Canadian dollar) or possible disruptions to our business resulting from potential instability resulting from uncertainties associated with the euro;

•	Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime and transportation interruptions);
•	Decisions to sell assets other than in the ordinary course of business;
•	The timing and amounts of insurance recoveries;
•	Our ability to renew, amend, refinance or establish credit facilities;
•	Our ability to maintain sufficient liquidity;
•	The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters;
•
Our ultimate ability to utilize income tax attributes or changes in income tax rates related to such attributes, the benefits of which may not presently have been recognized under the more-likely-than-not recognition criteria (such as Kronos' ability to utilize its German and Belgium net operating loss carryforwards);

•
Environmental matters (such as those requiring compliance with emission and discharge standards for existing and new facilities, or new developments regarding environmental remediation at sites related to our former operations);

•
Government laws and regulations and possible changes therein (such as changes in government regulations which might impose various obligations on former manufacturers of lead pigment and lead-based paint, including NL, with respect to asserted health concerns associated with the use of such products);

•	The ultimate resolution of pending litigation (such as NL's lead pigment litigation, environmental and other litigation and Kronos' class action litigation);
•	Our ability to comply with covenants contained in our revolving bank credit facilities;
•	Our ability to complete and comply with the conditions of our licenses and permits;
•	Our ability to successfully defend against currently-pending or possible future challenge to WCS' operating licenses and permits;
•	Unexpected delays in the operational start-up of shipping containers procured by WCS;
•	Changes in real estate values and construction costs in Henderson, Nevada;
•	Water levels in Lake Mead; and
•	Possible future litigation.

Should one or more of these risks materialize (or the consequences of such development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected.  The registrant disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Fourth amendment to Purchase Agreement by and between Rockwell Holdco, Inc., as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of November 14, 2016

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALHI, INC.

Date: November 16, 2016	By: /s/Gregory M. Swalwell Gregory M. Swalwell Executive Vice President, Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Fourth amendment to Purchase Agreement by and between Rockwell Holdco, Inc., as Purchaser, and Andrews County Holdings, Inc., as Seller, dated as of November 14, 2016

.

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.